UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 14, 2010

NEVADA PROPERTY 1 LLC

(Exact name of registrant as specified in its charter)

Delaware	000-53938	27-1695189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3708 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 698-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm

On December 14, 2010, the Board of Directors (the “Board”) of Nevada Property 1 LLC (the “Company”) notified KPMG LLP (“KPMG”) that upon completion of the 2010 audit engagement and the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2010, KPMG will be dismissed as the Company’s independent registered public accounting firm. The decision to change accounting firms was recommended by the Audit Committee and approved by the Board.

During the year ended December 31, 2009 and the period from the Company’s inception on July 30, 2008 to December 31, 2008 and the subsequent period through December 14, 2010, the Company had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in their reports on our consolidated financial statements. In addition, during such periods, there were no “reportable events” as that term is defined in Item 304(a) (1)(v) of Regulation S-K. The Company’s management has authorized KPMG to respond fully to the inquiries of the new independent registered public accounting firm regarding all matters.

KPMG’s reports on the Company’s consolidated financial statements as of and for the year ended December 31, 2009 and as of December 31, 2008 and for the period from inception on July 30 to December 31, 2008 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(b) Engagement of new independent registered public accounting firm

On December 14, 2010, the Board, based on the recommendation of the Audit Committee, approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s new independent registered public accounting firm. PwC's engagement is subject to the completion of its acceptance procedures and will be effective for the Company's year ending December 31, 2011.

The Company has not consulted with PwC during the year ended December 31, 2009 or the period ended December 31, 2008, or during any subsequent period prior to December 14, 2010 with respect to any of the matters or events listed in Regulation S-K 304(a)(2)(i) and (ii).

The Company provided KPMG a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that KPMG furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in items 4.01 (a) and (b). A copy of KPMG’s letter, dated December 20, 2010, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Board Member

On December 14, 2010, the Board elected Fabrizio Campelli to the Board of Directors subject to obtaining all of the necessary regulatory approvals from the Nevada Gaming Commission. The Board did not elect Mr. Campelli pursuant to any arrangement or understanding between Mr. Campelli and the Company or any other person. The Board also appointed Mr. Campelli to serve on the Compensation Committee.

There are no transactions that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K. There is no material plan, contract or arrangement to which Mr. Campelli is a party.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit	Description of Exhibit

16.1	Letter from KPMG LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA PROPERTY 1 LLC
Date: December 20, 2010
	By:	/S/ JEFFREY S. BURGE
Jeffrey S. Burge Chief Financial Officer